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                                                                    EXHIBIT 99.1

                                 [ECHOSTAR LOGO]
                       ECHOSTAR COMMUNICATIONS CORPORATION





March 21, 2001

Securities and Exchange Commission
Washington, DC 20549

RE: Annual Report on Form 10-K for the Year Ended December 31, 2001

Dear Sir or Madam:

Arthur Andersen LLP ("Andersen") has represented to us that the audit of EchoStar Broadband Corporation for the year ended December 31, 2001, was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on audits and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.


                                                  Sincerely,


                                                  /s/ Michael R. McDonnell


                                                  Michael R. McDonnell
                                                  Chief Financial Officer





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